                                                                    EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATIONS OF RATIOS

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                PREDECESSOR                       SUCCESSOR
                                      -------------------------------   ------------------------------
                                                            NINE           THREE            YEAR
                                        YEAR ENDED         MONTHS          MONTHS           ENDED
                                       DECEMBER 31,         ENDED          ENDED        DECEMBER 31,
                                       ------------     SEPTEMBER 30,   DECEMBER 31,    ------------
                                       1993     1994        1995            1995        1996     1997
                                       ----     ----    -------------   ------------    ----     ----
                                                           (DOLLARS IN THOUSANDS)
EARNINGS BEFORE INCOME TAXES........  28,804   31,356      16,963          1,778       (2,373)   9,623
FIXED CHARGES.......................   1,773    2,597       3,707          5,926       27,627   22,931
                                      ------   ------      ------          -----       ------   ------
                                      30,577   33,953      20,670          7,704       25,254   32,554
DIVIDED BY:
FIXED CHARGES.......................   1,773    2,597       3,707          5,926       27,627   22,931
                                        17.2x    13.1x        5.6x           1.3x          .9x     1.4x
                                      ======   ======      ======          =====       ======   ======

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                                PREDECESSOR                       SUCCESSOR
                                      -------------------------------   ------------------------------
                                                            NINE           THREE            YEAR
                                        YEAR ENDED         MONTHS          MONTHS           ENDED
                                       DECEMBER 31,         ENDED          ENDED        DECEMBER 31,
                                       ------------     SEPTEMBER 30,   DECEMBER 31,    ------------
                                       1993     1994        1995            1995        1996     1997
                                       ----     ----    -------------   ------------    ----     ----
                                                           (DOLLARS IN THOUSANDS)
EARNINGS BEFORE INCOME TAXES........  28,804   31,356      16,963          1,778       (2,373)   9,623
FIXED CHARGES.......................   1,773    2,597       3,707          5,926       27,627   22,931
                                      ------   ------      ------          -----       ------   ------
                                      30,577   33,953      20,670          7,704       25,254   32,554
DIVIDED BY:
FIXED CHARGES.......................   1,773    2,597       3,707          5,926       27,627   22,931
PLUS PREFERRED STOCK DIVIDENDS......       0        0           0          1,069        4,669    5,308
                                      ------   ------      ------          -----       ------   ------
                                       1,773    2,597       3,707          6,995       32,296   28,239
                                        17.2x    13.1x        5.6x           1.1x         0.8x     1.2x
                                      ======   ======      ======          =====       ======   ======